EXHIBIT 99.1

Contacts:	David L. Kerr Senior Vice President – Corporate Development 713.386.1420 dkerr@comsys.com	Joseph C. Tusa, Jr. Senior Vice President and Chief Financial Officer 713.386.1428 jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS THIRD QUARTER RESULTS

HOUSTON, TX (November 14, 2005) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology staffing services company (the “Company”), today announced its results for the three months ended October 2, 2005. The quarterly adjusted pro forma information for the three months ended September 26, 2004, included in this release gives effect at the beginning of the period to the merger involving Venturi Partners, Inc. and COMSYS Holding, Inc. and the sale of Venturi’s commercial staffing business, each of which occurred on September 30, 2004 (as more fully described below).

Revenue for the quarter ended October 2, 2005, was $163.2 million compared to combined pro forma revenue of $162.0 million for the third quarter of 2004, an increase of 1%.

The Company reported net income of $2.4 million in the third quarter of 2005, or $0.15 per diluted share. Included in the net income amount for the third quarter of 2005 was $0.9 million of merger related restructuring and rationalization charges, or $0.06 per diluted share, and $0.4 million of stock based compensation expense, or $0.03 per diluted share. The merger related charges were primarily for employees who will not remain with the Company.

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense was $3.8 million, or $0.24 per diluted share, in the third quarter of 2005. Combined adjusted pro forma net income from continuing operations excluding a federal income tax refund of $5.4 million and stock based compensation expense was $2.6 million, or $0.17 per diluted share, in the third quarter of 2004. Depreciation and amortization expense decreased $3.2 million ($0.20 per diluted share) over these periods as certain intangible assets related to our customer base were fully amortized primarily in the third quarter of 2004.

Adjusted EBITDA, as defined in the attachments to this earnings release, was $10.0 million for the third quarter of 2005 compared to $9.4 million for the second quarter of 2005, and combined adjusted pro forma EBITDA was $11.3 million for the third quarter of 2004.

“We have achieved excellent earnings progression since we completed our merger with Venturi Partners,” said Michael T. Willis, Chairman and Chief Executive Officer, “as we reported net income of $2.4 million in the third quarter of 2005 as compared to a net loss of $7.7 million in the fourth quarter of 2004. As expected, our merger integration expenses declined significantly over these periods.” Willis continued, “Our billable consultant headcount has grown from approximately 4,600 at the end of the second quarter of 2005 to approximately 4,800 at the end of the third quarter of 2005. We continue to execute against our strategy of expanding our new client list for IT staff augmentation and vendor management services. Our billing rates improved from $65.50 in the second quarter of 2005 to $66.45 in the third quarter of 2005 while our gross margins increased from 23.1% to 24.4% over these periods.”

As a result of the merger and the sale of Venturi Partners’ commercial staffing business on September 30, 2004, we believe that the most relevant financial information to our current stockholders for periods ended prior to September 30, 2004 is certain non-GAAP financial measures for the information technology businesses of Venturi Partners, Inc. and COMSYS Holding, Inc. on a combined basis. These non-GAAP financial measures are combined pro forma revenue, combined adjusted pro forma EBITDA, adjusted EBITDA, combined adjusted pro forma net income and net income excluding merger related restructuring and rationalization charges and stock based compensation expense. These pro forma amounts have been adjusted to reflect the expected cost saving synergies related to the merger. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

COMSYS IT Partners’ Chief Financial Officer, Joseph C. Tusa, Jr., said, “The merger related restructuring and rationalization charges of $0.9 million in the third quarter of 2005 were primarily related to severance costs for the reduction of management level employees in field operations. We believe that these additional merger related personnel changes will streamline our operations and provide additional synergy savings. We do not expect to incur expenses related to the merger of COMSYS and Venturi after the third quarter of 2005.”

Conference Call Information

COMSYS will conduct a conference call today at 10:00 a.m. Eastern Time to discuss the quarterly financial results. The conference call-in number is 913-981-5532. The call will also be Webcast live and replayed for 30 days at www.comsys.com and www.earnings.com. A telephone replay of the call will be available from 1:00 p.m. Eastern Time on November 14, 2005, until 6:00 p.m. Eastern Time on November 21, 2005, by dialing (719) 457-0820, access code 9828402.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT staffing company with 41 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves Fortune 500 clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;
•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;
•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;
•	the impact of competitive pressures on its ability to maintain or improve its operating margins, including any change in the demand for the Company’s services;
•	the entry of new competitors into the U. S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;
•	increases in employment-related costs such as healthcare and unemployment taxes;
•	the possibility of the Company’s incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;
•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;
•	integration and restructuring associated with the COMSYS and Venturi merger or other business activities and the challenges of achieving anticipated synergies;
•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;
•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;
•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;
•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;
•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and
•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes a presentation of the following financial measures: combined pro forma revenue, net income excluding merger related restructuring and rationalization charges and stock based compensation expense, combined adjusted pro forma net income from continuing operations excluding stock based compensation expense, adjusted EBITDA and combined adjusted pro forma EBITDA. These items are not financial measures recognized under generally accepted accounting principles in the United States. The Company has included these non-GAAP financial measures because it believes that they permit a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses them in evaluating the Company’s operating performance. Because these items are not GAAP financial measures, however, other companies may present similarly titled items that are calculated using differing adjustments.

Accordingly, these measures as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Reconciliations of these non-GAAP financial measures with the most comparable GAAP measurements are provided in the tables below. Investors are strongly urged to review these reconciliations. In addition, the exclusion of restructuring and rationalization charges in certain of these non-GAAP financial measures does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the periods presented, and similar charges may recur in future periods.

Three Months Ended
October 2, 2005
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Net income	$2,447
Merger related restructuring and rationalization charges	928
Stock based compensation expense	437

Net income excluding merger related restructuring and rationalization charges and stock based compensation expense	$3,812

Three Months Ended
September 26, 2004
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Combined adjusted pro forma net income from continuing operations	$8,597
(see attached schedule for reconciliation to GAAP measure)
Stock based compensation expense	(600)
Federal income tax refund	(5,402)

Combined adjusted pro forma net income excluding stock based compensation expense and federal income tax refund	$2,595

COMSYS IT PARTNERS, INC.

UNAUDITED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED OCTOBER 2, 2005

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

Historical Consolidated
Quarter Ended October 2, 2005
Revenues from services	$163,199
Cost of services	123,286

Gross profit	39,913

Operating costs and expenses
Selling, general and administrative expenses	29,900
Restructuring and integration costs	928
Stock based compensation expense	437
Depreciation and amortization	1,870

33,135

Operating income	6,778
Interest expense	4,402
Other (income) expense, net	(71)

Income before income taxes	2,447
Income tax expense (benefit)	—

Net income from continuing operations	$2,447

Net income from continuing operations per share—Basic	$0.16

Weighted shares outstanding—Basic	15,505
Net income from continuing operations per share—Diluted	$0.15

Weighted shares outstanding—Diluted	15,933
Net income	$2,447
Adjustments:
Restructuring & rationalization charges	928
Stock based compensation expense	437
Depreciation and amortization	1,870
Interest expense, net	4,402
Other (income) expense, net	(71)
Income tax expense (benefit)	—

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges and stock based compensation expense and other income (Adjusted EBITDA)	$10,013

COMSYS IT PARTNERS, INC.

UNAUDITED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JULY 3, 2005

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

Historical Consolidated
Quarter Ended July 3, 2005
Revenues from services	$162,185
Cost of services	124,647

Gross profit	37,538

Operating costs and expenses
Selling, general and administrative expenses	28,129
Restructuring & integration costs	424
Registration statement fees and expenses	950
Stock based compensation	439
Depreciation and amortization	2,515

32,457

Income from operations	5,081
Interest expense, net	4,348
Other (income) expense, net	4

Income before income taxes	729
Income tax expense (benefit)	—

Net income from continuing operations	$729

Net income from continuing operations per share—Basic	$0.05

Weighted shares outstanding—Basic	15,418
Net income from continuing operations per share—Diluted	$0.05

Weighted shares outstanding—Diluted	16,154

Net income	$729
Adjustments:
Restructuring & integration costs	424
Registration statement fees and expenses	950
Stock based compensation expense	439
Depreciation and amortization	2,515
Interest expense, net	4,348
Other (income) expense, net	4
Income tax expense (benefit)	—

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges, stock based compensation expense, registration statement fees and expenses and other expense (adjusted EBITDA)	$9,409

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 26, 2004

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Quarter Ended		Quarter Ended				Quarter Ended
	September 26, 2004		September 26, 2004	September 30, 2004			September 30, 2004
Revenues from services	$137,624	$(70,407)	$67,217	$94,831	$—		$162,048
Cost of services	107,357	(56,655)	50,702	71,960	—		122,662

Gross profit	30,267	(13,752)	16,515	22,871	—		39,386

Operating costs and expenses
Selling, general and administrative expenses	24,739	(10,545)	14,194	18,826	(4,927	)(2)	28,093
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548	)(3)	—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830	)(4)	(600)
Depreciation and amortization	974	(129)	845	3,941	320	(5)	5,106

	27,981	(11,433)	16,548	28,036	(11,984)		32,600

Income (loss) from operations	2,286	(2,319)	(33)	(5,165)	11,984		6,786
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113	)(6)	3,687
Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986	)(7)	—
Other (income) expense, net	—	—	—	984	(1,000	)(8)	(16)

Income (loss) before income taxes	1,901	(1,837)	64	(25,033)	28,084		3,115
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Income (loss) from continuing operations	$1,435	$(1,218)	$217	$(19,704)	$28,084		$8,597

Income (loss) from continuing operations per share—Basic	$0.24	$—	$0.04		$—		$0.56

Weighted shares outstanding—Basic	6,090	—	6,090		9,372		15,462
Income (loss) from continuing operations per share—Fully Diluted	$0.23	$—	$0.03		$—		$0.55

Weighted shares outstanding—Diluted	6,346	—	6,346		9,372		15,718
Income (loss) from continuing operations	$1,435	($1,218)	$217	($19,704)	$28,084		$8,597
Adjustments:
Restructuring & rationalization charges	3,396	(848)	2,548	—	(2,548)		—
Stock based compensation	(1,128)	89	(1,039)	5,269	(4,830)		(600)
Depreciation and amortization	974	(129)	845	3,941	320		5,106
Interest (income) expense, net	385	(482)	(97)	15,898	(12,113)		3,687
Loss (gain) on early extinguishment of debt	—	—	—	2,986	(2,986)		—
Other (income) expense, net	—	—	—	984	(1,000)		(16)
Income tax expense (benefit)	466	(619)	(153)	(5,329)	—		(5,482)

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges, stock based compensation expense and income tax benefit (Adjusted EBITDA)	$5,528	($3,207)	$2,321	$4,045	$4,927		$11,293

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS FOR THE THREE MONTHS ENDED

SEPTEMBER 26, 2004

(DOLLARS IN THOUSANDS)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the respective period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,662 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings relate primarily to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount; reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure. Also reflects the elimination of pre-merger management incentive payments of $1,265 related to the re-financing in August 2005 of COMSYS’ senior credit facility.

(3)	Reflects the elimination of transaction costs incurred by Venturi, directly attributable to the merger. These costs consist primarily of investment banking, legal, accounting and other professional fees.

(4)	In connection with the merger, all the outstanding shares of COMSYS’ Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006, provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the elimination of the expense recorded for the one-third of the Venturi common stock which were vested at the closing of the merger ($5,269), partially offset by the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(5)	Identifiable intangibles related to the acquisition of Venturi primarily include customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(6)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	($15,801)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	290

Net changes to historical interest expense	($12,113)

(7)	Reflects elimination of the loss incurred upon the early retirement, in connection with the merger, of pre-merger COMSYS debt.

(8)	Reflects elimination of the charge recorded prior to the merger to reflect the forgiveness of an option held by COMSYS to purchase certain real estate in Houston, TX.

COMSYS IT PARTNERS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(IN THOUSANDS)

	October 2, 2005	January 2, 2005

Restricted cash	$2,512	$2,500

Accounts receivable, net	$161,012	$131,445

Working capital	$22,476	$16,587

Senior credit facility	$66,877	$62,623

Second lien term loan	$70,000	$70,000

Mandatorily redeeemable preferred stock	$25,842	$23,314

Stockholders' equity	$41,021	$36,025